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                      INSIDER LOCK-UP LETTER



Joseph Charles & Associates, Inc.
9701 Wilshire Boulevard, Ninth Floor
Beverly Hills, CA 90212

Gentlemen:

     In connection with your acting as the Representative of the underwriters in the public offering (the "Offering") of securities of Navidec, Inc. (the "Company"), and in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which the undersigned hereby acknowledges, the undersigned hereby agrees that:

     1. It has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the securities offered or to facilitate the sale or resale of the securities offered.

     2. It waives any registration rights it may have respect to the Offering and for a period of six months thereafter.

     3. For a period of 24 months after the commencement of the Offering it will not, directly or indirectly, issue, offer, sell (including any short sale), grant any option for the sale of, acquire any option to dispose of, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of, any shares of Common Stock of the Company, or securities convertible into or exercisable or exchangeable for or evidencing any right to purchase or subscribe for any shares of such Common Stock or any beneficial interest therein held by the undersigned as of the date the Registration Statement relating to the Offering becomes effective, without the prior written consent of Joseph Charles & Associates, Inc. and the Pennsylvania Securities Commission. Notwithstanding the foregoing, beginning 12 months after the commencement of the Offering, the undersigned may sell or otherwise dispose of shares of Common Stock provided that the sale price thereof is at least 175 percent of the Offering price for such shares.

     The Company agrees that this Agreement shall be made available from the Company or its transfer agent upon request without charge. The Company shall cause a notice to be placed on the face of each stock certificate covered by the terms of this Agreement stating that the transfer of the stock evidenced by the certificate is restricted in accordance with the conditions set forth on the reverse side of the certificate, and shall further cause such reverse side to state that the sale or transfer of the shares evidenced by the certificate is subject to certain restrictions until February ____, 1999 (24 months after the commencement of the Offering) pursuant to an agreement between the shareholder and Joseph Charles & Associates, Inc., which agreement is on file with the issuer and the transfer agent and available upon request without

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charge.  The undersigned consents to the placement of such a legend on the certificate(s) evidencing ownership of Common Stock or other securities held by the undersigned consistent with the foregoing.

     Notwithstanding the restrictions contained herein, the undersigned may transfer shares of Common Stock:

     (a) to his or her spouse, parent, sibling or lineal descendants, or to any trust for the benefit of such persons; or

     (b) to any distributee, legatee or devisee of the undersigned who acquires its shares by will or operation of law upon the death or dissolution of the undersigned.

     As a condition to a transfer to be made pursuant to paragraphs (a) or
(b), the transferee shall agree in writing to be bound by the terms of this agreement to the same extent as the undersigned, but only through and until the date the undersigned would be bound by the foregoing provisions.

     A manually executed copy of this Agreement shall be filed with the Pennsylvania Securities Commission.

                                             Very truly yours,


Date:                                        Name:
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Acknowledged and agreed to the extent
of its obligations hereunder.

NAVIDEC, Inc.



By:
   --------------------------------
     Ralph Armijo, President